SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 26, 2005

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 8.01, below.

Item 8.01 Other Events.

Election of Vice President and General Counsel

The Board of Directors of Northwest Natural Gas Company (Company) has elected Margaret D. Kirkpatrick to the position of Vice President and General Counsel of the Company. Ms. Kirkpatrick will assume such duties as of June 15, 2005. Ms. Kirkpatrick has been a partner with Stoel Rives, Portland, Oregon, practicing in the areas of land use, natural resources and environmental law with an emphasis on local government and agency permitting. For the past 15 years, her practice has been devoted to energy facility permitting at the local, state and federal levels. While at Stoel Rives, she participated in the siting of a number of natural gas-fired power plants and wind energy facilities, high pressure natural gas transmission pipelines, 230 and 500 kV electrical transmission lines, and the Company’s South Mist Pipeline Extension project. A summary of Ms. Kirkpatrick’s compensation arrangements is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Summary of Compensation Arrangements for Margaret D. Kirkpatrick, Vice President and General Counsel

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: June 1, 2005	/s/ David H. Anderson
Senior Vice President and Chief Financial Officer

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